Exhibit 23.1







CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 333-64610 of Coach, Inc. on Form S-8 of our report dated December 22, 2005, appearing in this Annual Report on Form 11-K of the Coach, Inc. Savings and Profit Sharing Plan for the year ended June 30, 2005.





/S/ DELOITTE & TOUCHE

New York, New York
December 22, 2005

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